Exhibit 99.1

News

KeyCorp
127 Public Square
Cleveland, OH 44114

CONTACTS:	ANALYSTS	MEDIA
	Vernon L. Patterson	David Reavis
	216.689.0520	216.471.2886
	Vernon_Patterson@KeyBank.com	David_Reavis@KeyBank.com

Christopher F. Sikora
216.689.3133
Chris_F_Sikora@KeyBank.com

INVESTOR	KEY MEDIA
RELATIONS: www.key.com/ir	NEWSROOM: www.key.com/newsroom

FOR IMMEDIATE RELEASE

KEYCORP REPORTS SECOND QUARTER AND FIRST HALF 2011

NET INCOME OF $243 MILLION AND $427 MILLION

•	Net income from continuing operations of $243 million, or $.26 per common share, for the second quarter of 2011

•	Net income from continuing operations of $427 million, or $.46 per common share, for the first half of 2011

•	Net interest margin at 3.19% for the second quarter of 2011

•	Nonperforming loans declined to $842 million, or 1.76% of period-end loans

•	Nonperforming assets declined to $950 million

•	Loan loss reserve at 2.57% of total period-end loans and 146% of nonperforming loans at June 30, 2011

•	Net charge-offs declined $59 million from the first quarter of 2011 to $134 million, or 1.11% of average loan balances

•	Tier 1 common equity and Tier 1 risk-based capital ratios estimated at 11.01% and 13.76%, respectively, at June 30, 2011

CLEVELAND, July 19, 2011 – KeyCorp (NYSE: KEY) today announced second quarter net income from continuing operations attributable to Key common shareholders of $243 million, or $.26 per common share. Key’s second quarter 2011 results compare to net income from continuing operations attributable to Key common shareholders of $56 million, or $.06 per common share, for the second quarter of 2010. The results for second quarter 2011 reflect an improvement in noninterest expense and lower credit costs from the same period one year ago. Second quarter 2011 net income attributable to Key common shareholders was $234 million compared to net income attributable to Key common shareholders of $29 million for the same quarter one year ago.

For the six-month period ended June 30, 2011, net income from continuing operations attributable to Key common shareholders was $427 million, or $.46 per common share, compared to a net loss from continuing operations attributable to Key common shareholders of $42 million, or $.05 per common share, for the same period one year ago. Net income attributable to Key common shareholders for the six-month period ended June 30, 2011, was

KeyCorp Reports Second Quarter 2011 Results

July 19, 2011

$407 million compared to a net loss attributable to Key common shareholders of $67 million for the same period one year ago.

During the second quarter of 2011, the Company continued to benefit from improved asset quality. Nonperforming assets declined $1.1 billion, and nonperforming loans decreased by $861 million from the year-ago quarter to $950 million and $842 million, respectively. Net charge-offs declined $301 million from the second quarter of 2010 to $134 million, or 1.11%, of average loan balances for the second quarter of 2011.

“Key’s second quarter results represent another step forward for our company,” said Chairman and Chief Executive Officer Beth Mooney. “Our results reflected continued improvement in credit quality, disciplined expense management and continued execution of our business plan. We were also encouraged by the growth in our commercial, financial and agricultural loan portfolio, which benefited from the strategic alignment between our relationship-focused Community Bank and the deep industry expertise and advisory capabilities of our Corporate Bank.”

Mooney continued: “We believe Key is well positioned for growth based on our strong capital, balance sheet and liquidity. By continuing to focus on meeting our clients’ borrowing needs, Key originated approximately $9.5 billion in new or renewed loans and commitments to consumers and businesses during the second quarter of 2011.”

At June 30, 2011, Key’s estimated Tier 1 common equity and Tier 1 risk-based capital ratios were 11.01% and 13.76%, compared to 10.74% and 13.48%, respectively, at March 31, 2011. The Board of Directors approved a quarterly dividend increase to $0.03 per common share for the second quarter of 2011.

As previously reported, Key completed the repurchase of the $2.5 billion of Fixed-Rate Perpetual Preferred Stock, Series B and corresponding warrant issued to the U.S. Treasury Department. As a result of the repurchase, the Company recorded a $49 million one-time deemed dividend in the first quarter of 2011 related to the remaining difference between the repurchase price and the carrying value of the preferred shares at the time of repurchase. Beginning with the second quarter of 2011, the repurchase resulted in the elimination of quarterly dividends of $31 million and discount amortization of $4 million, or $140 million on an annual basis, related to these preferred shares. In total, Key paid $2.867 billion to the U.S. Treasury during the investment period in the form of dividends, principal and repurchase of the warrant, resulting in a return to the U.S. Treasury of $367 million above the initial investment of $2.5 billion on November 14, 2008.

KeyCorp Reports Second Quarter 2011 Results

July 19, 2011

The following table shows Key’s continuing and discontinued operating results for the comparative quarters and for the six-month periods ended June 30, 2011 and 2010.

Results of Operations

	Three months ended			Six months ended
in millions, except per share amounts	6-30-11	3-31-11	6-30-10	6-30-11	6-30-10
Summary of operations
Income (loss) from continuing operations attributable to Key	$249	$274	$97	$523	$40
Income (loss) from discontinued operations, net of taxes (a)	(9)	(11)	(27)	(20)	(25)

Net income (loss) attributable to Key	$240	$263	$70	$503	$15

Income (loss) from continuing operations attributable to Key	$249	$274	$97	$523	$40
Less: Dividends on Series A Preferred Stock	6	6	6	12	12
Cash dividends on Series B Preferred Stock	—	31	31	31	62
Amortization of discount on Series B Preferred Stock (b)	—	53	4	53	8

Income (loss) from continuing operations attributable to Key common shareholders	243	184	56	427	(42)
Income (loss) from discontinued operations, net of taxes (a)	(9)	(11)	(27)	(20)	(25)

Net income (loss) attributable to Key common shareholders	$234	$173	$29	$407	$(67)

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.26	$.21	$.06	$.46	$(.05)
Income (loss) from discontinued operations, net of taxes (a)	(.01)	(.01)	(.03)	(.02)	(.03)

Net income (loss) attributable to Key common shareholders (c)	$.25	$.19	$.03	$.44	$(.08)

(a)	In September 2009, management made the decision to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association. In April 2009, management made the decision to curtail the operations of Austin Capital Management, Ltd., an investment subsidiary that specializes in managing hedge fund investments for its institutional customer base. As a result of these decisions, Key has accounted for these businesses as discontinued operations. The loss from discontinued operations for the six-month period ended June 30, 2011, was primarily attributable to fair value adjustments related to the education lending securitization trusts.
(b)	3-31-11 includes a $49 million deemed dividend.
(c)	Earnings per share may not foot due to rounding.

SUMMARY OF CONTINUING OPERATIONS

Taxable-equivalent net interest income was $570 million for the second quarter of 2011, and the net interest margin was 3.19%. These results compare to taxable-equivalent net interest income of $623 million and a net interest margin of 3.17% for the second quarter of 2010. The decrease in net interest income is attributable to a decline in earning assets, partially offset by lower funding costs resulting from continued improvement in the mix of deposits. This improved mix of deposits results from a reduction in the level of higher costing certificates of deposit.

Compared to the first quarter of 2011, taxable-equivalent net interest income decreased by $34 million, and the net interest margin declined six basis points. The decline in the net interest margin and net interest income reflects the impact of a $3.2 billion decline in average earning assets resulting from the repayment of the TARP preferred stock at the end of the first quarter and the movement of approximately $1.5 billion of escrow deposits during the first quarter of 2011. These escrow deposits were moved as a result of a change in the short-term ratings of KeyBank National Association by Moody’s in November 2010.

Key’s noninterest income was $454 million for the second quarter of 2011, compared to $492 million for the year-ago quarter. Net gains (losses) from loan sales decreased $14 million from the second quarter of 2010. In addition, operating lease income and service charges on deposit accounts both declined $11 million compared to the same period one year ago. Consistent with Key’s expectations, the reduction in service charges on deposit accounts is a result of the changes associated with implementing Regulation E in the third quarter of

KeyCorp Reports Second Quarter 2011 Results

July 19, 2011

2010. Partially offsetting this decline in noninterest income from the second quarter of 2010 were increases in investment banking and capital markets income of $11 million and letter of credit and loan fees of $5 million.

The major components of Key’s noninterest income for the past five quarters are shown in the following table.

Noninterest Income – Major Components

in millions	2Q11	1Q11	4Q10	3Q10	2Q10
Trust and investment services income	$113	$110	$108	$110	$112
Service charges on deposit accounts	69	68	70	75	80
Operating lease income	32	35	42	41	43
Letter of credit and loan fees	47	55	51	61	42
Corporate-owned life insurance income	28	27	42	39	28
Electronic banking fees	33	30	31	30	29
Insurance income	14	15	12	15	19
Net gains (losses) from loan sales	11	19	29	18	25
Net gains (losses) from principal investing	17	35	(6)	18	17
Investment banking and capital markets income (loss)	42	43	63	42	31

Compared to the first quarter of 2011, noninterest income decreased by $3 million. The decline was a result of lower net gains (losses) from principal investing (including results attributable to noncontrolling interests) of $18 million, letter of credit and loan fees of $8 million, and net gains (losses) from loan sales of $8 million. These decreases were partially offset by increases in various other income components.

Key’s noninterest expense was $680 million for the second quarter of 2011, compared to $769 million for the same period last year. Gains on sales of other real estate owned (“OREO”) properties resulted in a credit of $3 million in OREO expense compared to expense of $22 million one year ago. Also contributing to the decline in noninterest expense from the second quarter of 2010 were decreases of $24 million in FDIC deposit insurance premiums, $10 million in operating lease expense, and $13 million in various miscellaneous expenses.

Compared to the first quarter of 2011, noninterest expense decreased by $21 million. Decreases in noninterest expense included $20 million in FDIC deposit insurance premiums, $13 million in OREO expense and $8 million in provision (credit) for losses on lending-related commitments. These decreases were partially offset by increases in personnel expense of $9 million and various miscellaneous expenses of $11 million.

ASSET QUALITY

Key’s provision for loan and lease losses was a credit of $8 million for the second quarter of 2011, compared to a charge of $228 million for the year-ago quarter and a credit of $40 million for the first quarter of 2011. Key’s allowance for loan and lease losses was $1.2 billion, or 2.57% of total period-end loans, at June 30, 2011, compared to 2.83% at March 31, 2011, and 4.16% at June 30, 2010.

KeyCorp Reports Second Quarter 2011 Results

July 19, 2011

Selected asset quality statistics for Key for each of the past five quarters are presented in the following table.

Selected Asset Quality Statistics from Continuing Operations

dollars in millions	2Q11	1Q11	4Q10	3Q10	2Q10
Net loan charge-offs	$134	$193	$256	$357	$435
Net loan charge-offs to average loans	1.11%	1.59%	2.00%	2.69%	3.18%
Allowance for loan and lease losses	$1,230	$1,372	$1,604	$1,957	$2,219
Allowance for credit losses (a)	1,287	1,441	1,677	2,056	2,328
Allowance for loan and lease losses to period-end loans	2.57%	2.83%	3.20%	3.81%	4.16%
Allowance for credit losses to period-end loans	2.69	2.97	3.35	4.00	4.36
Allowance for loan and lease losses to nonperforming loans	146.08	155.03	150.19	142.64	130.30
Allowance for credit losses to nonperforming loans	152.85	162.82	157.02	149.85	136.70
Nonperforming loans at period end	$842	$885	$1,068	$1,372	$1,703
Nonperforming assets at period end	950	1,089	1,338	1,801	2,086
Nonperforming loans to period-end portfolio loans	1.76%	1.82%	2.13%	2.67%	3.19%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	1.98	2.23	2.66	3.48	3.88

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.

Net loan charge-offs for the quarter totaled $134 million, or 1.11%, of average loans. These results compare to $435 million, or 3.18%, for the same period last year and $193 million, or 1.59%, for the previous quarter. Net loan charge-offs have declined for the last six consecutive quarters.

Key’s net loan charge-offs by loan type for each of the past five quarters are shown in the following table.

Net Loan Charge-offs from Continuing Operations

dollars in millions	2Q11	1Q11	4Q10	3Q10	2Q10
Commercial, financial and agricultural	$36	$32	$80	$136	$136
Real estate — commercial mortgage	12	43	52	46	126
Real estate — construction	24	30	28	76	75
Commercial lease financing	4	11	12	16	14

Total commercial loans	76	116	172	274	351
Home equity — Key Community Bank	27	24	26	35	25
Home equity — Other	10	14	13	13	16
Marine	4	19	17	12	19
Other	17	20	28	23	24

Total consumer loans	58	77	84	83	84

Total net loan charge-offs	$134	$193	$256	$357	$435

Net loan charge-offs to average loans from continuing operations	1.11%	1.59%	2.00%	2.69%	3.18%

Net loan charge-offs from discontinued operations — education lending business	$32	$35	$32	$22	$31

Compared to the first quarter of 2011, net loan charge-offs in the commercial loan portfolio decreased by $40 million which was primarily attributable to a decline in the real estate – commercial mortgage category. As shown in the table on page 6, Key’s exit loan portfolio accounted for $25 million, or 18.7%, of Key’s total net loan charge-offs for the second quarter of 2011. Net charge-offs in the exit loan portfolio decreased by $16 million from the first quarter of 2011, primarily driven by an improvement in the marine loan portfolio.

At June 30, 2011, Key’s nonperforming loans totaled $842 million and represented 1.76% of period-end portfolio loans, compared to 1.82% at March 31, 2011, and 3.19% at June 30, 2010. Nonperforming assets at June 30, 2011, totaled $950 million and represented 1.98% of portfolio loans and OREO and other nonperforming assets, compared to 2.23% at March 31,

KeyCorp Reports Second Quarter 2011 Results

July 19, 2011

2011, and 3.88% at June 30, 2010. The following table illustrates the trend in Key’s nonperforming assets by loan type over the past five quarters.

Nonperforming Assets from Continuing Operations

dollars in millions	2Q11	1Q11	4Q10	3Q10	2Q10
Commercial, financial and agricultural	$213	$221	$242	$335	$489
Real estate — commercial mortgage	230	245	255	362	404
Real estate — construction	131	146	241	333	473
Commercial lease financing	41	42	64	84	83
Total consumer loans	227	231	266	258	254

Total nonperforming loans	842	885	1,068	1,372	1,703
Nonperforming loans held for sale	42	86	106	230	221
OREO and other nonperforming assets	66	118	164	199	162

Total nonperforming assets	$950	$1,089	$1,338	$1,801	$2,086

Restructured loans — accruing and nonaccruing (a)	$252	$242	$297	$360	$343
Restructured loans included in nonperforming loans (a)	144	136	202	228	213
Nonperforming assets from discontinued operations — education lending business	21	22	40	38	40
Nonperforming loans to period-end portfolio loans	1.76%	1.82%	2.13%	2.67%	3.19%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	1.98	2.23	2.66	3.48	3.88

(a)	Restructured loans (i.e. troubled debt restructurings) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

Nonperforming assets continued to decrease during the second quarter of 2011, representing the seventh consecutive quarterly decline. As shown in the following table, Key’s exit loan portfolio accounted for $126 million, or 13.3%, of Key’s total nonperforming assets at June 30, 2011.

The following table shows the composition of Key’s exit loan portfolio at June 30, 2011, and March 31, 2011, the net charge-offs recorded on this portfolio for the first and second quarters of 2011, and the nonperforming status of these loans at June 30, 2011, and March 31, 2011.

Exit Loan Portfolio from Continuing Operations

	Balance Outstanding		Change 6-30-11 vs.	Net Loan Charge-offs		Balance on Nonperforming Status
in millions	6-30-11	3-31-11	3-31-11	2Q11	1Q11	6-30-11	3-31-11
Residential properties — homebuilder	$62	$87	$(25)	$1	$2	$33	$44
Marine and RV floor plan	122	150	(28)	1	3	31	35
Commercial lease financing (a)	1,826	1,922	(96)	7	2	19	21

Total commercial loans	2,010	2,159	(149)	9	7	83	100
Home equity — Other	595	627	(32)	10	14	11	13
Marine	1,989	2,112	(123)	4	19	32	31
RV and other consumer	142	150	(8)	2	1	—	1

Total consumer loans	2,726	2,889	(163)	16	34	43	45

Total exit loans in loan portfolio	$4,736	$5,048	$(312)	$25	$41	$126	$145

Discontinued operations — education lending business (not included in exit loans above) (b)	$6,261	$6,318	$(57)	$32	$35	$21	$22

(a)	Includes the business aviation, commercial vehicle, office products, construction and industrial leases, and Canadian lease financing portfolios; and all remaining balances related to lease in, lease out; sale in, sale out; service contract leases; and qualified technological equipment leases.
(b)	Includes loans in Key’s consolidated education loan securitization trusts.

KeyCorp Reports Second Quarter 2011 Results

July 19, 2011

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at June 30, 2011.

Capital Ratios

	6-30-11	3-31-11	12-31-10	9-30-10	6-30-10
Tier 1 common equity (a), (b)	11.01%	10.74%	9.34%	8.61%	8.07%
Tier 1 risk-based capital (a)	13.76	13.48	15.16	14.30	13.62
Total risk-based capital (a)	17.68	17.38	19.12	18.22	17.80
Tangible common equity to tangible assets (b)	9.67	9.16	8.19	8.00	7.65

(a)	6-30-11 ratio is estimated.
(b)	The table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “Tier 1 common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

As shown in the preceding table, at June 30, 2011, Key’s estimated Tier 1 common equity and Tier 1 risk-based capital ratios stood at 11.01% and 13.76%, respectively. In addition, the tangible common equity ratio was 9.67% at June 30, 2011.

The changes in Key’s outstanding common shares over the past five quarters are summarized in the following table.

Summary of Changes in Common Shares Outstanding

in thousands	2Q11	1Q11	4Q10	3Q10	2Q10
Shares outstanding at beginning of period	953,926	880,608	880,328	880,515	879,052
Common shares issued	—	70,621	—	—	—
Shares reissued (returned) under employee benefit plans	(104)	2,697	280	(187)	1,463

Shares outstanding at end of period	953,822	953,926	880,608	880,328	880,515

During the first quarter of 2011, Key successfully completed a $625 million common equity offering and a $1 billion debt offering. The proceeds from the equity and debt offerings, along with other available funds, were used to repurchase the $2.5 billion of Fixed-Rate Perpetual Preferred Stock, Series B issued to the U.S. Treasury Department as a result of Key’s participation in the U.S. Treasury’s Capital Purchase Program.

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. The specific lines of business that comprise each of the major business segments are described under the heading “Line of Business Descriptions.” For more detailed financial information pertaining to each business segment and its respective lines of business, see the tables at the end of this release.

KeyCorp Reports Second Quarter 2011 Results

July 19, 2011

Major Business Segments

				Percent change 2Q11 vs.
dollars in millions	2Q11	1Q11	2Q10	1Q11	2Q10
Revenue from continuing operations (TE)
Key Community Bank	$559	$565	$602	(1.1)%	(7.1)%
Key Corporate Bank	389	403	406	(3.5)	(4.2)
Other Segments	70	96	94	(27.1)	(25.5)

Total Segments	1,018	1,064	1,102	(4.3)	(7.6)
Reconciling Items	6	(3)	13	N/M	(53.8)

Total	$1,024	$1,061	$1,115	(3.5)%	(8.2)%

Income (loss) from continuing operations attributable to Key
Key Community Bank	$34	$81	$31	(58.0)%	9.7%
Key Corporate Bank	163	125	38	30.4	328.9
Other Segments	43	58	28	(25.9)	53.6

Total Segments	240	264	97	(9.1)	147.4
Reconciling Items	9	10	—	(10.0)	N/M

Total	$249	$274	$97	(9.1)%	156.7%

TE = Taxable Equivalent, N/M = Not Meaningful

Key Community Bank

				Percent change 2Q11 vs.
dollars in millions	2Q11	1Q11	2Q10	1Q11	2Q10
Summary of operations
Net interest income (TE)	$374	$378	$408	(1.1)%	(8.3)%
Noninterest income	185	187	194	(1.1)	(4.6)

Total revenue (TE)	559	565	602	(1.1)	(7.1)
Provision (credit) for loan and lease losses	79	11	121	618.2	(34.7)
Noninterest expense	448	445	452	.7	(.9)

Income (loss) before income taxes (TE)	32	109	29	(70.6)	10.3
Allocated income taxes and TE adjustments	(2)	28	(2)	(107.1)	—

Net income (loss) attributable to Key	$34	$81	$31	(58.0)%	9.7%

Average balances
Loans and leases	$26,242	$26,312	$27,217	(.3)%	(3.6)%
Total assets	29,688	29,739	30,303	(.2)	(2.0)
Deposits	47,719	48,108	50,406	(.8)	(5.3)
Assets under management at period end	$19,787	$20,057	$16,980	(1.3)%	16.5%

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Key Community Bank Data				Percent change 2Q11 vs.
dollars in millions	2Q11	1Q11	2Q10	1Q11	2Q10
Average deposit balances
NOW and money market deposit accounts	$21,864	$21,482	$19,418	1.8%	12.6%
Savings deposits	1,976	1,901	1,870	3.9	5.7
Certificates of deposit ($100,000 or more)	4,080	4,513	6,597	(9.6)	(38.2)
Other time deposits	7,315	7,959	11,248	(8.1)	(35.0)
Deposits in foreign office	411	398	421	3.3	(2.4)
Noninterest-bearing deposits	12,073	11,855	10,852	1.8	11.3

Total deposits	$47,719	$48,108	$50,406	(.8)%	(5.3)%

Home equity loans
Average balance	$9,439	$9,454	$9,837
Weighted-average loan-to-value ratio (at date of origination)	70%	70%	70%
Percent first lien positions	53	53	52
Other data
Branches	1,048	1,040	1,019
Automated teller machines	1,564	1,547	1,511

Key Community Bank Summary of Operations

Key Community Bank recorded net income attributable to Key of $34 million for the second quarter of 2011, compared to net income attributable to Key of $31 million for the year-ago quarter. Decreases in the provision for loan and lease losses and noninterest expenses were offset by lower net interest income and noninterest income in the second quarter of 2011.

KeyCorp Reports Second Quarter 2011 Results

July 19, 2011

Taxable-equivalent net interest income declined by $34 million, or 8%, from the second quarter of 2010, due to declines in average earning assets and average deposits. Average earning assets decreased by $1 billion, or 4%, from the year-ago quarter, reflecting reductions in the commercial and home equity loan portfolios. Average deposits declined by $3 billion, or 5%, as higher-costing certificates of deposit mature, partially offset by growth in noninterest-bearing deposits and NOW and money market deposit accounts.

Noninterest income decreased by $9 million, or 5%, from the year-ago quarter, primarily due to lower service charges on deposits of $8 million from the implementation of Regulation E.

The provision for loan and lease losses declined by $42 million, or 35%, compared to the second quarter of 2010 due to improving economic conditions resulting in lower net charge-offs and nonperforming loans from the same period one year ago.

Noninterest expense declined by $4 million, or 1%, from the year-ago quarter. The decrease was driven by reductions in FDIC deposit insurance premiums of $20 million, offset by increases in personnel expense resulting from additional staffing for new branches and commercial lenders and various other operating costs.

Key Corporate Bank

				Percent change 2Q11 vs.
dollars in millions	2Q11	1Q11	2Q10	1Q11	2Q10
Summary of operations
Net interest income (TE)	$174	$185	$198	(5.9)%	(12.1)%
Noninterest income	215	218	208	(1.4)	3.4

Total revenue (TE)	389	403	406	(3.5)	(4.2)
Provision (credit) for loan and lease losses	(76)	(21)	99	N/M	(176.8)
Noninterest expense	206	228	249	(9.6)	(17.3)

Income (loss) before income taxes (TE)	259	196	58	32.1	346.6
Allocated income taxes and TE adjustments	95	72	20	31.9	375.0

Net income (loss)	164	124	38	32.3	331.6
Less: Net income (loss) attributable to noncontrolling interests	1	(1)	—	N/M	N/M

Net income (loss) attributable to Key	$163	$125	$38	30.4%	328.9%

Average balances
Loans and leases	$17,168	$17,677	$20,949	(2.9)%	(18.0)%
Loans held for sale	302	275	381	9.8	(20.7)
Total assets	21,468	21,747	24,789	(1.3)	(13.4)
Deposits	10,195	11,282	12,391	(9.6)	(17.7)

Assets under management at period end	$39,466	$41,461	$41,882	(4.8)%	(5.8)%

TE = Taxable Equivalent, N/M = Not Meaningful

Key Corporate Bank Summary of Operations

Key Corporate Bank recorded net income attributable to Key of $163 million for the second quarter of 2011, compared to net income attributable to Key of $38 million for the same period one year ago. This improvement in the second quarter of 2011 was a result of a substantial decrease in the provision for loan and lease losses as net charge-offs significantly declined between periods. Noninterest expense also decreased from the second quarter of 2010.

Taxable-equivalent net interest income decreased by $24 million, or 12%, compared to the second quarter of 2010, due to lower average earning assets and average deposits. Average earning assets decreased by $3.9 billion, or 18%, from the year-ago quarter. Of this decrease, $3.7 billion was in the Real Estate Capital line of business as liquidity returned to the market for commercial real estate assets. Average deposits declined by $2.2 billion, or 18%, from one year ago primarily as a result of the movement of $1.5 billion in escrow balances within the Real Estate Capital line of business in the first quarter of 2011.

KeyCorp Reports Second Quarter 2011 Results

July 19, 2011

Noninterest income increased by $7 million, or 3%, from the second quarter of 2010. Contributing to the growth in noninterest income were increases in letter of credit and loan fees of $7 million and mortgage banking fees of $6 million. This improvement was partially offset by declines in operating lease revenue of $5 million and service charges on deposit accounts of $3 million.

The provision for loan and lease losses in the second quarter of 2011 was a credit of $76 million compared to a charge of $99 million for the same period one year ago. Key Corporate Bank continued to experience improved asset quality for the seventh quarter in a row.

Noninterest expense decreased by $43 million, or 17%, from the second quarter of 2010 due in part to a $25 million decline in OREO expense. Also contributing to the improvement were decreases of $7 million in the provision for losses on lending-related commitments, $9 million in corporate support costs, and $4 million in operating lease expense. These improvements were partially offset by an increase in personnel expense of $6 million.

Other Segments

Other Segments consist of Corporate Treasury, Key’s Principal Investing unit and various exit portfolios. Other Segments generated net income attributable to Key of $43 million for the second quarter of 2011, compared to net income attributable to Key of $28 million for the same period last year. These results are primarily attributable to a decrease in the provision for loan and lease losses of $17 million.

Line of Business Descriptions

Key Community Bank

Regional Banking provides individuals with branch-based deposit and investment products, personal finance services and loans, including residential mortgages, home equity and various types of installment loans. This line of business also provides small businesses with deposit, investment and credit products, and business advisory services.

Regional Banking also offers financial, estate and retirement planning, and asset management services to assist high-net-worth clients with their banking, trust, portfolio management, insurance, charitable giving and related needs.

Commercial Banking provides midsize businesses with products and services that include commercial lending, cash management, equipment leasing, investment and employee benefit programs, succession planning, access to capital markets, derivatives and foreign exchange.

Key Corporate Bank

Real Estate Capital and Corporate Banking Services consists of two business units, Real Estate Capital and Corporate Banking Services.

Real Estate Capital is a national business that provides construction and interim lending, permanent debt placements and servicing, equity and investment banking, and other commercial banking products and services to developers, brokers and owner-investors. This unit deals primarily with nonowner-occupied properties (i.e., generally properties in which at least 50% of the debt service is provided by rental income from nonaffiliated third parties). Real Estate Capital emphasizes providing clients with finance solutions through access to the capital markets.

KeyCorp Reports Second Quarter 2011 Results

July 19, 2011

Corporate Banking Services provides cash management, interest rate derivatives, and foreign exchange products and services to clients served by both the Key Community Bank and Key Corporate Bank groups. Through its Public Sector and Financial Institutions businesses, Corporate Banking Services also provides a full array of commercial banking products and services to government and not-for-profit entities and community banks. A variety of cash management services are provided through the Global Treasury Management unit.

Equipment Finance meets the equipment leasing needs of companies worldwide and provides equipment manufacturers, distributors and resellers with financing options for their clients. Lease financing receivables and related revenues are assigned to other lines of business (primarily Institutional and Capital Markets and Commercial Banking) if those businesses are principally responsible for maintaining the relationship with the client.

Institutional and Capital Markets, through its KeyBanc Capital Markets unit, provides commercial lending, treasury management, investment banking, derivatives, foreign exchange, equity and debt underwriting and trading, and syndicated finance products and services to large corporations and middle-market companies.

Institutional and Capital Markets, through its Victory Capital Management unit, also manages or offers advice regarding investment portfolios for a national client base, including corporations, labor unions, not-for-profit organizations, governments and individuals. These portfolios may be managed in separate accounts, common funds or the Victory family of mutual funds.

Cleveland-based KeyCorp (NYSE: KEY) is one of the nation’s largest bank-based financial services companies, with assets of approximately $89 billion at June 30, 2011. Key companies provide investment management, retail and commercial banking, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. In 2010, KeyBank scored significantly higher than its four largest competitor banks in a customer satisfaction survey conducted by the American Customer Satisfaction Index and significantly better than bank industry scores across multiple dimensions, most notably Customer Loyalty. Key also has been recognized for excellence in numerous areas of the multi-channel customer banking experience, including Corporate Insight’s 2010 edition of Bank Monitor for online service. For more information about Key, visit https://www.key.com/.

KeyCorp Reports Second Quarter 2011 Results

July 19, 2011

Notes to Editors:

A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Tuesday, July 19, 2011. An audio replay of the call will be available through July 26, 2011.

For up-to-date company information, media contacts and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Key’s financial condition, results of operations, earnings outlook, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Key’s control. Key’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Key’s actual results to differ materially from those described in the forward-looking statements can be found in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2010, and its Quarterly Report on Form 10-Q for the period ended March 31, 2011, which have been filed with the Securities and Exchange Commission and are available on Key’s website (www.key.com/ir) and on the Securities and Exchange Commission’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Key does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

*****

KeyCorp Reports Second Quarter 2011 Results

July 19, 2011

Financial Highlights

(dollars in millions, except per share amounts)

	Three months ended
	6-30-11	3-31-11	6-30-10
Summary of operations
Net interest income (TE)	$570	$604	$623
Noninterest income	454	457	492

Total revenue (TE)	1,024	1,061	1,115
Provision (credit) for loan and lease losses	(8)	(40)	228
Noninterest expense	680	701	769
Income (loss) from continuing operations attributable to Key	249	274	97
Income (loss) from discontinued operations, net of taxes (b)	(9)	(11)	(27)
Net income (loss) attributable to Key	240	263	70

Income (loss) from continuing operations attributable to Key common shareholders	$243	$184	$56
Income (loss) from discontinued operations, net of taxes (b)	(9)	(11)	(27)
Net income (loss) attributable to Key common shareholders	234	173	29

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.26	$.21	$.06
Income (loss) from discontinued operations, net of taxes (b)	(.01)	(.01)	(.03)
Net income (loss) attributable to Key common shareholders	.25	.20	.03

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.26	.21	.06
Income (loss) from discontinued operations, net of taxes — assuming dilution (b)	(.01)	(.01)	(.03)
Net income (loss) attributable to Key common shareholders — assuming dilution	.25	.19	.03

Cash dividends paid	.03	.01	.01
Book value at period end	9.88	9.58	9.19
Tangible book value at period end	8.90	8.59	8.10
Market price at period end	8.33	8.88	7.69

Performance ratios
From continuing operations:
Return on average total assets	1.23%	1.32%	.44%
Return on average common equity	10.51	8.75	2.84
Net interest margin (TE)	3.19	3.25	3.17

From consolidated operations:
Return on average total assets	1.10%	1.18%	.30%
Return on average common equity	10.12	8.23	1.47
Net interest margin (TE)	3.11	3.16	3.12
Loan to deposit (d)	86.10	90.76	93.43

Capital ratios at period end
Key shareholders’ equity to assets	10.95%	10.42%	11.49%
Tangible Key shareholders’ equity to tangible assets	10.00	9.48	10.58
Tangible common equity to tangible assets (a)	9.67	9.16	7.65
Tier 1 common equity (a), (c)	11.01	10.74	8.07
Tier 1 risk-based capital (c)	13.76	13.48	13.62
Total risk-based capital (c)	17.68	17.38	17.80
Leverage (c)	12.06	11.56	12.09

Asset quality — from continuing operations
Net loan charge-offs	$134	$193	$435
Net loan charge-offs to average loans	1.11%	1.59%	3.18%
Allowance for loan and lease losses	$1,230	$1,372	$2,219
Allowance for credit losses	1,287	1,441	2,328
Allowance for loan and lease losses to period-end loans	2.57%	2.83%	4.16%
Allowance for credit losses to period-end loans	2.69	2.97	4.36
Allowance for loan and lease losses to nonperforming loans	146.08	155.03	130.30
Allowance for credit losses to nonperforming loans	152.85	162.82	136.70
Nonperforming loans at period end	$842	$885	$1,703
Nonperforming assets at period end	950	1,089	2,086
Nonperforming loans to period-end portfolio loans	1.76%	1.82%	3.19%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	1.98	2.23	3.88

Trust and brokerage assets
Assets under management	$59,253	$61,518	$58,862
Nonmanaged and brokerage assets	29,472	29,024	27,189

Other data
Average full-time equivalent employees	15,349	15,301	15,665
Branches	1,048	1,040	1,019

Taxable-equivalent adjustment	$6	$7	$6

KeyCorp Reports Second Quarter 2011 Results

July 19, 2011

Financial Highlights (continued)

(dollars in millions, except per share amounts)

	Six months ended
	6-30-11	6-30-10
Summary of operations
Net interest income (TE)	$1,174	$1,255
Noninterest income	911	942

Total revenue (TE)	2,085	2,197
Provision (credit) for loan and lease losses	(48)	641
Noninterest expense	1,381	1,554
Income (loss) from continuing operations attributable to Key	523	40
Income (loss) from discontinued operations, net of taxes (b)	(20)	(25)
Net income (loss) attributable to Key	503	15

Income (loss) from continuing operations attributable to Key common shareholders	$427	$(42)
Income (loss) from discontinued operations, net of taxes (b)	(20)	(25)
Net income (loss) attributable to Key common shareholders	407	(67)

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.47	$(.05)
Income (loss) from discontinued operations, net of taxes (b)	(.02)	(.03)
Net income (loss) attributable to Key common shareholders	.44	(.08)

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.46	(.05)
Income (loss) from discontinued operations, net of taxes — assuming dilution (b)	(.02)	(.03)
Net income (loss) attributable to Key common shareholders — assuming dilution	.44	(.08)

Cash dividends paid	.04	.02

Performance ratios
From continuing operations:
Return on average total assets	1.27%	.09%
Return on average common equity	9.67	(1.06)
Net interest margin (TE)	3.22	3.18

From consolidated operations:
Return on average total assets	1.14%	.03%
Return on average common equity	9.22	(1.70)
Net interest margin (TE)	3.14	3.13

Asset quality — from continuing operations
Net loan charge-offs	$327	$957
Net loan charge-offs to average loans	1.35%	3.43%

Other data
Average full-time equivalent employees	15,326	15,718

Taxable-equivalent adjustment	$13	$13

(a)	The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “Tier 1 common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b)	In September 2009, management made the decision to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association. In April 2009, management made the decision to curtail the operations of Austin Capital Management, Ltd., an investment subsidiary that specializes in managing hedge fund investments for its institutional customer base. As a result of these decisions, Key has accounted for these businesses as discontinued operations.
(c)	6-30-11 ratio is estimated.
(d)	Represents period-end consolidated total loans and loans held for sale (excluding education loans in the securitization trusts) divided by period-end consolidated total deposits (excluding deposits in foreign office).

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2011 Results

July 19, 2011

GAAP to Non-GAAP Reconciliations

(dollars in millions, except per share amounts)

The table below presents the computations of certain financial measures related to “tangible common equity,” “Tier 1 common equity” and “pre-provision net revenue.” The tangible common equity ratio has become a focus of some investors, and management believes that this ratio may assist investors in analyzing Key’s capital position absent the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and composition of capital, the calculation of which is prescribed in federal banking regulations. As a result of the Supervisory Capital Assessment Program, the Federal Reserve has focused its assessment of capital adequacy on a component of Tier 1 capital, known as Tier 1 common equity. Because the Federal Reserve has long indicated that voting common shareholders’ equity (essentially Tier 1 capital less preferred stock, qualifying capital securities and noncontrolling interests in subsidiaries) generally should be the dominant element in Tier 1 capital, such a focus is consistent with existing capital adequacy guidelines and does not imply a new or ongoing capital standard. Because Tier 1 common equity is neither formally defined by GAAP nor prescribed in amount by federal banking regulations, this measure is considered to be a non-GAAP financial measure. Since analysts and banking regulators may assess Key’s capital adequacy using tangible common equity and Tier 1 common equity, management believes it is useful to provide investors the ability to assess Key’s capital adequacy on these same bases. The table also reconciles the GAAP performance measures to the corresponding non-GAAP measures.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of provision for loan and lease losses facilitates the analysis of results by presenting them on a more comparable basis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, Key has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components, and to ensure that Key’s performance is properly reflected to facilitate period-to-period comparisons. Although these non-GAAP financial measures are frequently used by investors in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended
	6-30-11	3-31-11	6-30-10
Tangible common equity to tangible assets at period end
Key shareholders’ equity (GAAP)	$9,719	$9,425	$10,820
Less: Intangible assets	936	937	959
Preferred Stock, Series B	—	—	2,438
Preferred Stock, Series A	291	291	291

Tangible common equity (non-GAAP)	$8,492	$8,197	$7,132

Total assets (GAAP)	$88,782	$90,438	$94,167
Less: Intangible assets	936	937	959

Tangible assets (non-GAAP)	$87,846	$89,501	$93,208

Tangible common equity to tangible assets ratio (non-GAAP)	9.67%	9.16%	7.65%

Tier 1 common equity at period end
Key shareholders’ equity (GAAP)	$9,719	$9,425	$10,820
Qualifying capital securities	1,791	1,791	1,791
Less: Goodwill	917	917	917
Accumulated other comprehensive income (loss) (a)	47	(93)	126
Other assets (b)	157	130	469

Total Tier 1 capital (regulatory)	10,389	10,262	11,099
Less: Qualifying capital securities	1,791	1,791	1,791
Preferred Stock, Series B	—	—	2,438
Preferred Stock, Series A	291	291	291

Total Tier 1 common equity (non-GAAP)	$8,307	$8,180	$6,579

Net risk-weighted assets (regulatory) (b), (c)	$75,476	$76,129	$81,498

Tier 1 common equity ratio (non-GAAP) (c)	11.01%	10.74%	8.07%

Pre-provision net revenue
Net interest income (GAAP)	$564	$597	$617
Plus: Taxable-equivalent adjustment	6	7	6
Noninterest income	454	457	492
Less: Noninterest expense	680	701	769

Pre-provision net revenue from continuing operations (non-GAAP)	$344	$360	$346

(a)	Includes net unrealized gains or losses on securities available for sale (except for net unrealized losses on marketable equity securities), net gains or losses on cash flow hedges, and amounts resulting from the December 31, 2006, adoption and subsequent application of the applicable accounting guidance for defined benefit and other postretirement plans.
(b)	Other assets deducted from Tier 1 capital and net risk-weighted assets consist of disallowed deferred tax assets of $75 million at June 30, 2011, $47 million at March 31, 2011 and $354 million at June 30, 2010, disallowed intangible assets (excluding goodwill) and deductible portions of nonfinancial equity investments.
(c)	6-30-11 amount is estimated.

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2011 Results

July 19, 2011

Consolidated Balance Sheets

(dollars in millions)

	6-30-11	3-31-11	6-30-10
Assets
Loans	$47,840	$48,552	$53,334
Loans held for sale	381	426	699
Securities available for sale	18,680	19,448	19,773
Held-to-maturity securities	19	19	19
Trading account assets	769	1,041	1,014
Short-term investments	4,563	3,705	1,984
Other investments	1,195	1,402	1,415

Total earning assets	73,447	74,593	78,238
Allowance for loan and lease losses	(1,230)	(1,372)	(2,219)
Cash and due from banks	853	540	591
Premises and equipment	919	906	872
Operating lease assets	453	491	589
Goodwill	917	917	917
Other intangible assets	19	20	42
Corporate-owned life insurance	3,208	3,187	3,109
Derivative assets	900	1,005	1,153
Accrued income and other assets	2,968	3,758	4,061
Discontinued assets	6,328	6,393	6,814

Total assets	$88,782	$90,438	$94,167

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$26,277	$26,177	$25,526
Savings deposits	1,973	1,964	1,883
Certificates of deposit ($100,000 or more)	4,939	5,314	8,476
Other time deposits	7,167	7,597	10,430

Total interest-bearing deposits	40,356	41,052	46,315
Noninterest-bearing deposits	19,318	16,495	15,226
Deposits in foreign office — interest-bearing	736	3,263	834

Total deposits	60,410	60,810	62,375
Federal funds purchased and securities sold under repurchase agreements	1,668	2,232	2,836
Bank notes and other short-term borrowings	511	685	819
Derivative liabilities	991	1,106	1,321
Accrued expense and other liabilities	1,518	1,931	2,154
Long-term debt	10,997	11,048	10,451
Discontinued liabilities	2,950	2,929	3,139

Total liabilities	79,045	80,741	83,095

Equity
Preferred stock, Series A	291	291	291
Preferred stock, Series B	—	—	2,438
Common shares	1,017	1,017	946
Common stock warrant	—	87	87
Capital surplus	4,191	4,167	3,701
Retained earnings	5,926	5,721	5,118
Treasury stock, at cost	(1,815)	(1,823)	(1,914)
Accumulated other comprehensive income (loss)	109	(35)	153

Key shareholders’ equity	9,719	9,425	10,820
Noncontrolling interests	18	272	252

Total equity	9,737	9,697	11,072

Total liabilities and equity	$88,782	$90,438	$94,167

Common shares outstanding (000)	953,822	953,926	880,515

KeyCorp Reports Second Quarter 2011 Results

July 19, 2011

Consolidated Statements of Income

(dollars in millions, except per share amounts)

	Three months ended			Six months ended
	6-30-11	3-31-11	6-30-10	6-30-11	6-30-10
Interest income
Loans	$551	$570	$677	$1,121	$1,387
Loans held for sale	3	4	5	7	9
Securities available for sale	149	166	154	315	304
Held-to-maturity securities	1	—	—	1	1
Trading account assets	9	7	10	16	21
Short-term investments	1	1	2	2	4
Other investments	12	12	13	24	27

Total interest income	726	760	861	1,486	1,753

Interest expense
Deposits	100	110	188	210	400
Federal funds purchased and securities sold under repurchase agreements	2	1	2	3	3
Bank notes and other short-term borrowings	3	3	4	6	7
Long-term debt	57	49	50	106	101

Total interest expense	162	163	244	325	511

Net interest income	564	597	617	1,161	1,242
Provision (credit) for loan and lease losses	(8)	(40)	228	(48)	641

Net interest income (expense) after provision for loan and lease losses	572	637	389	1,209	601

Noninterest income
Trust and investment services income	113	110	112	223	226
Service charges on deposit accounts	69	68	80	137	156
Operating lease income	32	35	43	67	90
Letter of credit and loan fees	47	55	42	102	82
Corporate-owned life insurance income	28	27	28	55	56
Net securities gains (losses) (a)	2	(1)	(2)	1	1
Electronic banking fees	33	30	29	63	56
Gains on leased equipment	5	4	2	9	10
Insurance income	14	15	19	29	37
Net gains (losses) from loan sales	11	19	25	30	29
Net gains (losses) from principal investing	17	35	17	52	54
Investment banking and capital markets income (loss)	42	43	31	85	40
Other income	41	17	66	58	105

Total noninterest income	454	457	492	911	942

Noninterest expense
Personnel	380	371	385	751	747
Net occupancy	62	65	64	127	130
Operating lease expense	25	28	35	53	74
Computer processing	42	42	47	84	94
Business services and professional fees	44	38	41	82	79
FDIC assessment	9	29	33	38	70
OREO expense, net	(3)	10	22	7	54
Equipment	26	26	26	52	50
Marketing	10	10	16	20	29
Provision (credit) for losses on lending-related commitments	(12)	(4)	(10)	(16)	(12)
Other expense	97	86	110	183	239

Total noninterest expense	680	701	769	1,381	1,554

Income (loss) from continuing operations before income taxes	346	393	112	739	(11)
Income taxes	94	111	11	205	(71)

Income (loss) from continuing operations	252	282	101	534	60
Income (loss) from discontinued operations, net of taxes	(9)	(11)	(27)	(20)	(25)

Net income (loss)	243	271	74	514	35
Less: Net income (loss) attributable to noncontrolling interests	3	8	4	11	20

Net income (loss) attributable to Key	$240	$263	$70	$503	$15

Income (loss) from continuing operations attributable to Key common shareholders	$243	$184	$56	$427	$(42)
Net income (loss) attributable to Key common shareholders	234	173	29	407	(67)

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.26	$.21	$.06	$.47	$(.05)
Income (loss) from discontinued operations, net of taxes	(.01)	(.01)	(.03)	(.02)	(.03)
Net income (loss) attributable to Key common shareholders	.25	.20	.03	.44	(.08)

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.26	$.21	$.06	$.46	$(.05)
Income (loss) from discontinued operations, net of taxes	(.01)	(.01)	(.03)	(.02)	(.03)
Net income (loss) attributable to Key common shareholders	.25	.19	.03	.44	(.08)

Cash dividends declared per common share	$.03	$.01	$.01	$.04	$.02

Weighted-average common shares outstanding (000)	947,565	881,894	874,664	914,911	874,526
Weighted-average common shares and potential common shares outstanding (000) (b)	951,747	887,836	874,664	919,968	874,526

(a)	For the three months ended June 30, 2011 and March 31, 2011, Key did not have any impairment losses related to securities. For the three months ended June 30, 2010, Key had $4 million in impairment losses related to securities.
(b)	Assumes conversion of stock options and/or Preferred Series A shares, as applicable.

KeyCorp Reports Second Quarter 2011 Results

July 19, 2011

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	Second Quarter 2011			First Quarter 2011			Second Quarter 2010
	Average Balance	Interest (a)	Yield/ Rate (a)	Average Balance	Interest (a)	Yield/ Rate (a)	Average Balance	Interest (a)	Yield/ Rate (a)
Assets
Loans: (b), (c)
Commercial, financial and agricultural	$16,922	$174	4.13%	$16,311	$174	4.33%	$17,725	$209	4.74%
Real estate — commercial mortgage	8,460	95	4.47	9,238	104	4.58	10,354	124	4.78
Real estate — construction	1,760	19	4.44	2,031	20	3.99	3,773	41	4.31
Commercial lease financing	6,094	75	4.93	6,335	80	5.03	6,759	90	5.33

Total commercial loans	33,236	363	4.38	33,915	378	4.51	38,611	464	4.81
Real estate — residential mortgage	1,818	24	5.33	1,810	24	5.32	1,829	25	5.60
Home equity:
Key Community Bank	9,441	97	4.13	9,453	97	4.14	9,837	103	4.21
Other	611	12	7.66	647	12	7.60	773	15	7.62

Total home equity loans	10,052	109	4.35	10,100	109	4.36	10,610	118	4.45
Consumer other — Key Community Bank	1,151	27	9.39	1,157	28	9.89	1,145	33	11.57
Consumer other:
Marine	2,051	32	6.20	2,174	34	6.26	2,563	39	6.21
Other	146	3	7.81	156	3	7.91	195	4	7.80

Total consumer other	2,197	35	6.31	2,330	37	6.37	2,758	43	6.32

Total consumer loans	15,218	195	5.13	15,397	198	5.20	16,342	219	5.40

Total loans	48,454	558	4.61	49,312	576	4.72	54,953	683	4.99
Loans held for sale	376	3	3.72	390	4	3.52	516	5	3.50
Securities available for sale (b), (e)	19,005	149	3.19	21,159	166	3.18	17,285	154	3.63
Held-to-maturity securities (b)	19	—	10.72	19	1	11.54	22	—	11.46
Trading account assets	893	9	3.96	1,018	7	2.75	1,048	10	3.71
Short-term investments	1,913	1	.23	1,963	1	.24	3,830	2	.23
Other investments (e)	1,328	12	3.24	1,360	12	3.33	1,445	13	3.11

Total earning assets	71,988	732	4.09	75,221	767	4.12	79,099	867	4.40
Allowance for loan and lease losses	(1,279)			(1,494)			(2,356)
Accrued income and other assets	10,677			10,568			11,133
Discontinued assets — education lending business	6,350			6,479			6,389

Total assets	$87,736			$90,774			$94,265

Liabilities
NOW and money market deposit accounts	$26,354	19	.29	$27,004	19	.29	$25,270	24	.39
Savings deposits	1,981	1	.06	1,907	—	.06	1,883	1	.06
Certificates of deposit ($100,000 or more) (f)	5,075	38	3.02	5,628	43	3.05	9,485	77	3.28
Other time deposits	7,330	42	2.31	7,982	47	2.39	11,309	85	3.01
Deposits in foreign office	869	—	.34	1,040	1	.31	818	1	.36

Total interest-bearing deposits	41,609	100	.97	43,561	110	1.02	48,765	188	1.55
Federal funds purchased and securities sold under repurchase agreements	2,089	2	.27	2,375	1	.27	1,841	2	.33
Bank notes and other short-term borrowings	672	3	1.96	738	3	1.71	539	4	3.06
Long-term debt (f)	7,576	57	3.26	6,792	49	3.09	7,031	50	3.09

Total interest-bearing liabilities	51,946	162	1.27	53,466	163	1.24	58,176	244	1.70

Noninterest-bearing deposits	16,932			16,479			15,644
Accrued expense and other liabilities	2,767			2,878			3,151
Discontinued liabilities — education lending business (d)	6,350			6,479			6,389

Total liabilities	77,995			79,302			83,360

Equity
Key shareholders’ equity	9,561			11,214			10,646
Noncontrolling interests	180			258			259

Total equity	9,741			11,472			10,905

Total liabilities and equity	$87,736			$90,774			$94,265

Interest rate spread (TE)			2.82%			2.88%			2.70%

Net interest income (TE) and net interest margin (TE)		570	3.19%		604	3.25%		623	3.17%

TE adjustment (b)		6			7			6

Net interest income, GAAP basis		$564			$597			$617

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (d) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Discontinued liabilities include the liabilities of the education lending business and the dollar amount of any additional liabilities assumed necessary to support the assets associated with this business.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2011 Results

July 19, 2011

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	Six months ended June 30, 2011			Six months ended June 30, 2010
	Average Balance	Interest (a)	Yield/ Rate (a)	Average Balance	Interest (a)	Yield/ Rate (a)
Assets
Loans: (b), (c)
Commercial, financial and agricultural	$16,618	$348	4.23%	$18,257	$431	4.76%
Real estate — commercial mortgage	8,847	199	4.52	10,392	252	4.88
Real estate — construction	1,895	39	4.20	4,153	86	4.18
Commercial lease financing	6,214	155	4.98	6,976	183	5.25

Total commercial loans	33,574	741	4.44	39,778	952	4.82
Real estate — residential mortgage	1,814	48	5.32	1,816	51	5.62
Home equity:
Key Community Bank	9,447	194	4.14	9,902	208	4.23
Other	629	24	7.63	794	30	7.58

Total home equity loans	10,076	218	4.36	10,696	238	4.48
Consumer other — Key Community Bank	1,154	55	9.64	1,153	69	12.10
Consumer other:
Marine	2,112	66	6.23	2,637	81	6.18
Other	151	6	7.86	202	8	7.78

Total consumer other	2,263	72	6.34	2,839	89	6.29

Total consumer loans	15,307	393	5.16	16,504	447	5.45

Total loans	48,881	1,134	4.67	56,282	1,399	5.00
Loans held for sale	383	7	3.62	454	9	3.90
Securities available for sale (b), (e)	20,076	315	3.19	16,801	305	3.68
Held-to-maturity securities (b)	19	1	11.12	22	1	9.79
Trading account assets	955	16	3.31	1,117	21	3.79
Short-term investments	1,938	2	.24	3,321	4	.25
Other investments (e)	1,344	24	3.29	1,471	27	3.22

Total earning assets	73,596	1,499	4.10	79,468	1,766	4.47
Allowance for loan and lease losses	(1,386)			(2,478)
Accrued income and other assets	10,622			11,293
Discontinued assets — education lending business	6,414			6,635

	$89,246			$94,918

Liabilities
NOW and money market deposit accounts	$26,677	38	.29	$24,997	47	.38
Savings deposits	1,944	1	.06	1,855	1	.06
Certificates of deposit ($100,000 or more) (f)	5,350	81	3.04	10,009	165	3.34
Other time deposits	7,654	89	2.35	11,957	185	3.12
Deposits in foreign office	954	1	.33	756	2	.33

Total interest-bearing deposits	42,579	210	.99	49,574	400	1.63
Federal funds purchased and securities sold under repurchase agreements	2,231	3	.27	1,816	3	.32
Bank notes and other short-term borrowings	705	6	1.83	515	7	2.75
Long-term debt (f)	7,186	106	3.18	7,002	101	3.13

Total interest-bearing liabilities	52,701	325	1.26	58,907	511	1.76

Noninterest-bearing deposits	16,707			15,308
Accrued expense and other liabilities	2,822			3,108
Discontinued liabilities — education lending business (d)	6,414			6,635

	78,644			83,958

Equity
Key shareholders’ equity	10,383			10,696
Noncontrolling interests	219			264

Total equity	10,602			10,960

Total liabilities and equity	$89,246			$94,918

Interest rate spread (TE)			2.84%			2.71%

Net interest income (TE) and net interest margin (TE)		1,174	3.22%		1,255	3.18%

TE adjustment (b)		13			13

Net interest income, GAAP basis		$1,161			$1,242

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (d) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Discontinued liabilities include the liabilities of the education lending business and the dollar amount of any additional liabilities assumed necessary to support the assets associated with this business.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2011 Results

July 19, 2011

Noninterest Income

(in millions)

	Three months ended			Six months ended
	6-30-11	3-31-11	6-30-10	6-30-11	6-30-10
Trust and investment services income (a)	$113	$110	$112	$223	$226
Service charges on deposit accounts	69	68	80	137	156
Operating lease income	32	35	43	67	90
Letter of credit and loan fees	47	55	42	102	82
Corporate-owned life insurance income	28	27	28	55	56
Net securities gains (losses)	2	(1)	(2)	1	1
Electronic banking fees	33	30	29	63	56
Gains on leased equipment	5	4	2	9	10
Insurance income	14	15	19	29	37
Net gains (losses) from loan sales	11	19	25	30	29
Net gains (losses) from principal investing	17	35	17	52	54
Investment banking and capital markets income (loss) (a)	42	43	31	85	40
Other income	41	17	66	58	105

Total noninterest income	$454	$457	$492	$911	$942

(a)	Additional detail provided in tables below.

Trust and Investment Services Income

(in millions)

	Three months ended			Six months ended
	6-30-11	3-31-11	6-30-10	6-30-11	6-30-10
Brokerage commissions and fee income	$33	$32	$35	$65	$68
Personal asset management and custody fees	40	38	37	78	74
Institutional asset management and custody fees	40	40	40	80	84

Total trust and investment services income	$113	$110	$112	$223	$226

Investment Banking and Capital Markets Income (Loss)

(in millions)

	Three months ended			Six months ended
	6-30-11	3-31-11	6-30-10	6-30-11	6-30-10
Investment banking income	$25	$26	$25	$51	$41
Income (loss) from other investments	10	2	3	12	4
Dealer trading and derivatives income (loss)	(3)	4	(8)	1	(24)
Foreign exchange income	10	11	11	21	19

Total investment banking and capital markets income (loss)	$42	$43	$31	$85	$40

KeyCorp Reports Second Quarter 2011 Results

July 19, 2011

Noninterest Expense

(dollars in millions)

	Three months ended			Six months ended
	6-30-11	3-31-11	6-30-10	6-30-11	6-30-10
Personnel (a)	$380	$371	$385	$751	$747
Net occupancy	62	65	64	127	130
Operating lease expense	25	28	35	53	74
Computer processing	42	42	47	84	94
Business services and professional fees	44	38	41	82	79
FDIC assessment	9	29	33	38	70
OREO expense, net	(3)	10	22	7	54
Equipment	26	26	26	52	50
Marketing	10	10	16	20	29
Provision (credit) for losses on lending-related commitments	(12)	(4)	(10)	(16)	(12)
Other expense	97	86	110	183	239

Total noninterest expense	$680	$701	$769	$1,381	$1,554

Average full-time equivalent employees (b)	15,349	15,301	15,665	15,326	15,718

(a)	Additional detail provided in table below.
(b)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense

(in millions)

	Three months ended			Six months ended
	6-30-11	3-31-11	6-30-10	6-30-11	6-30-10
Salaries	$228	$224	$229	$452	$451
Incentive compensation	73	73	65	146	112
Employee benefits	58	62	71	120	145
Stock-based compensation	16	5	15	21	29
Severance	5	7	5	12	10

Total personnel expense	$380	$371	$385	$751	$747

KeyCorp Reports Second Quarter 2011 Results

July 19, 2011

Loan Composition

(dollars in millions)

				Percent change 6-30-11 vs.
	6-30-11	3-31-11	6-30-10	3-31-11	6-30-10
Commercial, financial and agricultural	$16,883	$16,440	$17,113	2.7%	(1.3)%
Commercial real estate:
Commercial mortgage	8,069	8,806	9,971	(8.4)	(19.1)
Construction	1,631	1,845	3,430	(11.6)	(52.4)

Total commercial real estate loans	9,700	10,651	13,401	(8.9)	(27.6)
Commercial lease financing	6,105	6,207	6,620	(1.6)	(7.8)

Total commercial loans	32,688	33,298	37,134	(1.8)	(12.0)
Residential — prime loans:
Real estate — residential mortgage	1,838	1,803	1,846	1.9	(.4)
Home equity:
Key Community Bank	9,431	9,421	9,775	.1	(3.5)
Other	595	627	753	(5.1)	(21.0)

Total home equity loans	10,026	10,048	10,528	(.2)	(4.8)

Total residential — prime loans	11,864	11,851	12,374	.1	(4.1)
Consumer other — Key Community Bank	1,157	1,141	1,147	1.4	.9
Consumer other:
Marine	1,989	2,112	2,491	(5.8)	(20.2)
Other	142	150	188	(5.3)	(24.5)

Total consumer — indirect loans	2,131	2,262	2,679	(5.8)	(20.5)

Total consumer loans	15,152	15,254	16,200	(.7)	(6.5)

Total loans (a)	$47,840	$48,552	$53,334	(1.5)%	(10.3)%

Loans Held for Sale Composition

(dollars in millions)

				Percent change 6-30-11 vs.
	6-30-11	3-31-11	6-30-10	3-31-11	6-30-10
Commercial, financial and agricultural	$80	$19	$255	321.1%	(68.6)%
Real estate — commercial mortgage	198	287	235	(31.0)	(15.7)
Real estate — construction	39	61	112	(36.1)	(65.2)
Commercial lease financing	6	7	16	(14.3)	(62.5)
Real estate — residential mortgage	58	52	81	11.5	(28.4)

Total loans held for sale (b)	$381	$426	$699	(10.6)%	(45.5)%

Summary of Changes in Loans Held for Sale

(dollars in millions)

	2Q11	1Q11	4Q10	3Q10	2Q10
Balance at beginning of period	$426	$467	$637	$699	$556
New originations	914	980	1,053	684	812
Transfers from held to maturity, net	16	32	—	202	65
Loan sales	(1,039)	(991)	(1,174)	(835)	(712)
Loan draws (payments), net	73	(62)	(49)	(49)	(16)
Transfers to OREO / valuation adjustments	(9)	—	—	(64)	(6)

Balance at end of period	$381	$426	$467	$637	$699

(a)	Excluded at June 30, 2011, March 31, 2011 and June 30, 2010, are loans in the amount of $6.3 billion, $6.3 billion, and $6.6 billion, respectively, related to the discontinued operations of the education lending business.
(b)	Excluded at March 31, 2011 and June 30, 2010, are loans held for sale in the amount of $14 million and $92 million, respectively, related to the discontinued operations of the education lending business.

N/M = Not Meaningful

KeyCorp Reports Second Quarter 2011 Results

July 19, 2011

Summary of Loan and Lease Loss Experience from Continuing Operations

(dollars in millions)

	Three months ended			Six months ended
	6-30-11	3-31-11	6-30-10	6-30-11	6-30-10
Average loans outstanding	$48,454	$49,312	$54,953	$48,881	$56,282

Allowance for loan and lease losses at beginning of period	$1,372	$1,604	$2,425	$1,604	$2,534
Loans charged off:
Commercial, financial and agricultural	51	42	152	93	291

Real estate — commercial mortgage	16	46	128	62	237
Real estate — construction	27	35	86	62	243

Total commercial real estate loans	43	81	214	124	480
Commercial lease financing	9	17	21	26	46

Total commercial loans	103	140	387	243	817
Real estate — residential mortgage	7	10	11	17	18
Home equity:
Key Community Bank	28	25	28	53	59
Other	11	15	17	26	35

Total home equity loans	39	40	45	79	94
Consumer other — Key Community Bank	11	12	15	23	33
Consumer other:
Marine	15	27	31	42	79
Other	2	3	3	5	8

Total consumer other	17	30	34	47	87

Total consumer loans	74	92	105	166	232

Total loans charged off	177	232	492	409	1,049
Recoveries:
Commercial, financial and agricultural	15	10	16	25	29

Real estate — commercial mortgage	4	3	2	7	5
Real estate — construction	3	5	11	8	11

Total commercial real estate loans	7	8	13	15	16
Commercial lease financing	5	6	7	11	11

Total commercial loans	27	24	36	51	56
Real estate — residential mortgage	1	1	1	2	1
Home equity:
Key Community Bank	1	1	3	2	4
Other	1	1	1	2	2

Total home equity loans	2	2	4	4	6
Consumer other — Key Community Bank	2	2	2	4	4
Consumer other:
Marine	11	8	12	19	22
Other	—	2	2	2	3

Total consumer other	11	10	14	21	25

Total consumer loans	16	15	21	31	36

Total recoveries	43	39	57	82	92

Net loan charge-offs	(134)	(193)	(435)	(327)	(957)
Provision (credit) for loan and lease losses	(8)	(40)	228	(48)	641
Foreign currency translation adjustment	—	1	1	1	1

Allowance for loan and lease losses at end of period	$1,230	$1,372	$2,219	$1,230	$2,219

Liability for credit losses on lending-related commitments at beginning of period	$69	$73	$119	$73	$121
Provision (credit) for losses on lending-related commitments	(12)	(4)	(10)	(16)	(12)

Liability for credit losses on lending-related commitments at end of period (a)	$57	$69	$109	$57	$109

Total allowance for credit losses at end of period	$1,287	$1,441	$2,328	$1,287	$2,328

Net loan charge-offs to average loans	1.11%	1.59%	3.18%	1.35%	3.43%
Allowance for loan and lease losses to period-end loans	2.57	2.83	4.16	2.57	4.16
Allowance for credit losses to period-end loans	2.69	2.97	4.36	2.69	4.36
Allowance for loan and lease losses to nonperforming loans	146.08	155.03	130.30	146.08	130.30
Allowance for credit losses to nonperforming loans	152.85	162.82	136.70	152.85	136.70

Discontinued operations — education lending business:
Loans charged off	$35	$38	$32	$73	$69
Recoveries	3	3	1	6	2

Net loan charge-offs	$(32)	$(35)	$(31)	$(67)	$(67)

(a)	Included in “accrued expense and other liabilities” on the balance sheet.

KeyCorp Reports Second Quarter 2011 Results

July 19, 2011

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations

(dollars in millions)

	6-30-11	3-31-11	12-31-10	9-30-10	6-30-10
Commercial, financial and agricultural	$213	$221	$242	$335	$489

Real estate — commercial mortgage	230	245	255	362	404
Real estate — construction	131	146	241	333	473

Total commercial real estate loans	361	391	496	695	877
Commercial lease financing	41	42	64	84	83

Total commercial loans	615	654	802	1,114	1,449
Real estate — residential mortgage	79	84	98	90	77
Home equity:
Key Community Bank	101	99	102	106	112
Other	11	13	18	16	17

Total home equity loans	112	112	120	122	129
Consumer other — Key Community Bank	3	3	4	3	5
Consumer other:
Marine	32	31	42	41	41
Other	1	1	2	2	2

Total consumer other	33	32	44	43	43

Total consumer loans	227	231	266	258	254

Total nonperforming loans	842	885	1,068	1,372	1,703
Nonperforming loans held for sale	42	86	106	230	221
OREO	52	97	129	163	136
Other nonperforming assets	14	21	35	36	26

Total nonperforming assets	$950	$1,089	$1,338	$1,801	$2,086

Accruing loans past due 90 days or more	$118	$153	$239	$152	$240
Accruing loans past due 30 through 89 days	465	474	476	662	610
Restructured loans — accruing and nonaccruing (a)	252	242	297	360	343
Restructured loans included in nonperforming loans (a)	144	136	202	228	213
Nonperforming assets from discontinued operations — education lending business	21	22	40	38	40
Nonperforming loans to period-end portfolio loans	1.76%	1.82%	2.13%	2.67%	3.19%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	1.98	2.23	2.66	3.48	3.88

(a)	Restructured loans (i.e. troubled debt restructurings) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

KeyCorp Reports Second Quarter 2011 Results

July 19, 2011

Summary of Changes in Nonperforming Loans From Continuing Operations

(in millions)

	2Q11	1Q11	4Q10	3Q10	2Q10
Balance at beginning of period	$885	$1,068	$1,372	$1,703	$2,065
Loans placed on nonaccrual status	410	335	544	691	682
Charge-offs	(177)	(232)	(343)	(430)	(492)
Loans sold	(11)	(74)	(162)	(92)	(136)
Payments	(156)	(114)	(250)	(200)	(185)
Transfers to OREO	(6)	(12)	(14)	(39)	(66)
Transfers to nonperforming loans held for sale	(15)	(39)	(41)	(163)	(82)
Transfers to other nonperforming assets	—	(2)	(3)	(7)	(36)
Loans returned to accrual status	(88)	(45)	(35)	(91)	(47)

Balance at end of period	$842	$885	$1,068	$1,372	$1,703

Summary of Changes in Nonperforming Loans Held For Sale From Continuing Operations

(in millions)

	2Q11	1Q11	4Q10	3Q10	2Q10
Balance at beginning of period	$86	$106	$230	$221	$195
Transfers in	15	39	41	162	86
Net advances / (payments)	(13)	(20)	(26)	(35)	1
Loans sold	(37)	(38)	(139)	(50)	(53)
Transfers to OREO	(5)	—	—	(58)	(6)
Valuation adjustments	(4)	(1)	—	(6)	(2)
Loans returned to accrual status / other	—	—	—	(4)	—

Balance at end of period	$42	$86	$106	$230	$221

Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations

(in millions)

	2Q11	1Q11	4Q10	3Q10	2Q10
Balance at beginning of period	$97	$129	$163	$136	$130
Properties acquired — nonperforming loans	11	12	14	97	72
Valuation adjustments	(7)	(11)	(9)	(7)	(24)
Properties sold	(49)	(33)	(39)	(63)	(42)

Balance at end of period	$52	$97	$129	$163	$136

KeyCorp Reports Second Quarter 2011 Results

July 19, 2011

Line of Business Results

(dollars in millions)

Key Community Bank

						Percent change 2Q11 vs.
	2Q11	1Q11	4Q10	3Q10	2Q10	1Q11	2Q10
Summary of operations
Total revenue (TE)	$559	$565	$597	$596	$602	(1.1)%	(7.1)%
Provision (credit) for loan and lease losses	79	11	74	75	121	618.2	(34.7)
Noninterest expense	448	445	456	458	452	.7	(.9)
Net income (loss) attributable to Key	34	81	58	53	31	(58.0)	9.7
Average loans and leases	26,242	26,312	26,436	26,772	27,217	(.3)	(3.6)
Average deposits	47,719	48,108	48,124	48,682	50,406	(.8)	(5.3)
Net loan charge-offs	79	76	115	129	148	3.9	(46.6)
Net loan charge-offs to average loans	1.21%	1.17%	1.73%	1.91%	2.18%	N/A	N/A
Nonperforming assets at period end	$455	$475	$497	$567	$561	(4.2)	(18.9)
Return on average allocated equity	4.26%	10.03%	6.79%	6.04%	3.49%	N/A	N/A
Average full-time equivalent employees	8,504	8,378	8,291	8,303	8,241	1.5	3.2

Supplementary information (lines of business)
Regional Banking
Total revenue (TE)	$450	$448	$470	$478	$489	.4%	(8.0)%
Provision (credit) for loan and lease losses	63	17	77	105	57	270.6	10.5
Noninterest expense	400	400	412	415	409	—	(2.2)
Net income (loss) attributable to Key	6	32	4	(13)	27	(81.3)	(77.8)
Average loans and leases	17,495	17,597	17,810	18,072	18,404	(.6)	(4.9)
Average deposits	41,710	42,189	42,371	43,327	45,219	(1.1)	(7.8)
Net loan charge-offs	65	62	77	89	82	4.8	(20.7)
Net loan charge-offs to average loans	1.49%	1.43%	1.72%	1.95%	1.79%	N/A	N/A
Nonperforming assets at period end	$302	$294	$326	$350	$339	2.7	(10.9)
Return on average allocated equity	1.08%	5.76%	.69%	(2.23)%	4.65%	N/A	N/A
Average full-time equivalent employees	8,138	8,009	7,930	7,950	7,886	1.6	3.2

Commercial Banking
Total revenue (TE)	$109	$117	$127	$118	$113	(6.8)%	(3.5)%
Provision (credit) for loan and lease losses	16	(6)	(3)	(30)	64	N/M	(75.0)
Noninterest expense	48	45	44	43	43	6.7	11.6
Net income (loss) attributable to Key	28	49	54	66	4	(42.9)	600.0
Average loans and leases	8,747	8,715	8,626	8,700	8,813	.4	(.7)
Average deposits	6,009	5,919	5,753	5,355	5,187	1.5	15.8
Net loan charge-offs	14	14	38	40	66	—	(78.8)
Net loan charge-offs to average loans	.64%	.65%	1.75%	1.82%	3.00%	N/A	N/A
Nonperforming assets at period end	$153	$181	$171	$217	$222	(15.5)	(31.1)
Return on average allocated equity	11.59%	19.41%	19.64%	22.51%	1.30%	N/A	N/A
Average full-time equivalent employees	366	369	361	353	355	(.8)	3.1

KeyCorp Reports Second Quarter 2011 Results

July 19, 2011

Line of Business Results (continued)

(dollars in millions)

Key Corporate Bank

						Percent change 2Q11 vs.
	2Q11	1Q11	4Q10	3Q10	2Q10	1Q11	2Q10
Summary of operations
Total revenue (TE)	$389	$403	$434	$424	$406	(3.5)%	(4.2)%
Provision (credit) for loan and lease losses	(76)	(21)	(263)	(25)	99	261.9	N/M
Noninterest expense	206	228	240	237	249	(9.6)	(17.3)
Net income (loss) attributable to Key	163	125	289	134	38	30.4	328.9
Average loans and leases	17,168	17,677	18,602	19,540	20,949	(2.9)	(18.0)
Average loans held for sale	302	275	253	380	381	9.8	(20.7)
Average deposits	10,195	11,282	12,766	11,565	12,391	(9.6)	(17.7)
Net loan charge-offs	29	75	61	122	173	(61.3)	(83.2)
Net loan charge-offs to average loans	.68%	1.72%	1.30%	2.48%	3.31%	N/A	N/A
Nonperforming assets at period end	$339	$427	$575	$886	$1,089	(20.6)	(68.9)
Return on average allocated equity	28.11%	19.65%	40.70%	17.56%	4.58%	N/A	N/A
Average full-time equivalent employees	2,191	2,155	2,169	2,210	2,175	1.7	.7

Supplementary information (lines of business)
Real Estate Capital and Corporate Banking Services
Total revenue (TE)	$154	$165	$177	$169	$173	(6.7)%	(11.0)%
Provision (credit) for loan and lease losses	(49)	9	(211)	22	77	N/M	N/M
Noninterest expense	50	69	83	87	97	(27.5)	(48.5)
Net income (loss) attributable to Key	95	56	192	38	—	69.6	N/M
Average loans and leases	7,713	8,583	9,381	10,306	11,466	(10.1)	(32.7)
Average loans held for sale	229	140	199	202	194	63.6	18.0
Average deposits	7,371	8,611	10,409	9,146	9,728	(14.4)	(24.2)
Net loan charge-offs	26	65	57	103	142	(60.0)	(81.7)
Net loan charge-offs to average loans	1.35%	3.07%	2.41%	3.97%	4.97%	N/A	N/A
Nonperforming assets at period end	$245	$334	$442	$719	$867	(26.6)	(71.7)
Return on average allocated equity	30.66%	15.22%	45.53%	8.18%	—	N/A	N/A
Average full-time equivalent employees	902	882	889	895	901	2.3	.1

Equipment Finance
Total revenue (TE)	$63	$63	$66	$63	$61	—	3.3%
Provision (credit) for loan and lease losses	(30)	(26)	(16)	(12)	10	N/M	N/M
Noninterest expense	45	51	51	53	49	(11.8)%	(8.2)
Net income (loss) attributable to Key	30	24	19	14	1	25.0	N/M
Average loans and leases	4,545	4,621	4,656	4,515	4,478	(1.6)	1.5
Average loans held for sale	—	4	—	2	16	(100.0)	(100.0)
Average deposits	12	6	2	5	5	100.0	140.0
Net loan charge-offs	2	10	7	25	18	(80.0)	(88.9)
Net loan charge-offs to average loans	.18%	.88%	.60%	2.20%	1.61%	N/A	N/A
Nonperforming assets at period end	$39	$44	$68	$86	$106	(11.4)	(63.2)
Return on average allocated equity	37.02%	31.30%	22.98%	17.14%	1.15%	N/A	N/A
Average full-time equivalent employees	511	521	529	536	549	(1.9)	(6.9)

Institutional and Capital Markets
Total revenue (TE)	$172	$175	$191	$192	$172	(1.7)%	—
Provision (credit) for loan and lease losses	3	(4)	(36)	(35)	12	N/M	(75.0)%
Noninterest expense	111	108	106	97	103	2.8	7.8
Net income (loss) attributable to Key	38	45	78	82	37	(15.6)	2.7
Average loans and leases	4,910	4,473	4,565	4,719	5,005	9.8	(1.9)
Average loans held for sale	73	131	54	176	171	(44.3)	(57.3)
Average deposits	2,812	2,665	2,355	2,414	2,658	5.5	5.8
Net loan charge-offs	1	—	(3)	(6)	13	N/M	(92.3)
Net loan charge-offs to average loans	.08%	—	(.26)%	(.50)%	1.04%	N/A	N/A
Nonperforming assets at period end	$55	$49	$65	$81	$116	12.2	(52.6)
Return on average allocated equity	20.11%	23.49%	37.92%	37.83%	15.46%	N/A	N/A
Average full-time equivalent employees	778	752	751	779	725	3.5	7.3

TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful